EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Hungarian Telephone and Cable Corp.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1995, relating to the consolidated financial statements of Hungarian Telephone and Cable Corp. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

BDO Seidman, LLP

/s/BDO Seidman, LLP
------------------------------

New York, New York
October 16, 1996